UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2014
Date of Report (Date of earliest event reported)

 GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150
San Antonio, Texas 78249
(210) 308-8267
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On October 1, 2014, GlobalSCAPE, Inc. announced updates for two products in its secure managed file transfer suite of solutions. In addition to securing email attachments, Globalscape® Mail Express® now secures the transmission of both the content as well as attachments, protecting sensitive or confidential information as it’s sent. Globalscape’s EFT™’s  new Content Integrity Control™ provides a an Internet Content Adaptation Protocol (ICAP) connector to anti-malware scanners and data loss prevention (DLP) solutions, helping IT teams control and monitor the movement of sensitive files and avoid infected files.

The information in this Report (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section.  The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01   Financial Statements and Exhibits

(d) Exhibit

99.1           News release dated October 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GlobalSCAPE, Inc.

By: /s/ James W. Albrecht, Jr
Chief Financial Officer
Dated: October 1, 2014

EXHIBIT INDEX

Exhibit Number	Document Description
99.1
News release dated October 1, 2014, announcing updates for two products in Globalscape’s secure managed file transfer suite of solutions. In addition to securing email attachments, Globalscape® Mail Express® now secures the transmission of both the content as well as attachments, protecting sensitive or confidential information as it’s sent. Globalscape’s EFT™’s  new Content Integrity Control™ provides a an Internet Content Adaptation Protocol (ICAP) connector to anti-malware scanners and data loss prevention (DLP) solutions, helping IT teams control and monitor the movement of sensitive files and avoid infected files.